Exhibit 10.1

REFORMATION TO EMPLOYMENT AGREEMENT

This Reformation to Employment Agreement (this “Reformation”) is dated as of this 30th  day of January, 2008, by and between TerreStar Networks Inc., a Delaware corporation (hereinafter referred to as the “Company”), and Robert H. Brumley (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of January 15, 2008 (the “Agreement”); and

WHEREAS, in negotiating the Agreement, the Company and the Executive mutually agreed and intended to enter into an employment agreement with a two-year term, commencing on January 1, 2008; and

WHEREAS, the Agreement, as a result of a scrivener’s error, inadvertently contained an inaccurate expiration date that provided for a three-year term, expiring December 31, 2010; and

WHEREAS, having been made aware of the mutual mistake in the Agreement and acknowledging that it resulted from a scrivener’s error, the Company and the Executive mutually agree to reform the Agreement to reflect the parties’ original intent to enter into an employment agreement with a two-year term, commencing on January 1, 2008 and expiring on December 31, 2009.

CONSEQUENTLY, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and reform the Agreement, intending to be bound hereby, effective as of the original effective date of the Agreement, as follows:

First and Only Change

1.            Each of Sections 5(a) and 5(b) of the Agreement is hereby amended to replace all references to “2010” with “2009.”

2.            In all other respects, the Agreement is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Reformation to be duly executed and delivered, by its authorized officers or individually, on the date first set forth above in the opening paragraph of this Reformation.

TerreStar Networks Inc.

/s/ William M. Freeman

By:	William M. Freeman

Its: Chairman of the Board of Directors

Robert H. Brumley

/s/Robert H. Brumley
Executive